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                                                                    EXHIBIT 11.1

                        VISTA MEDICAL TECHNOLOGIES, INC.
                  STATEMENT RE: COMPUTATION OF PER SHARE DATA

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
                                                                               YEARS ENDED DECEMBER 31,
                                                                    ----------------------------------------------
                                                                         1994            1995            1996
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
Net loss..........................................................  $   (2,090,709) $   (3,273,950) $   (7,439,139)
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
Weighted Average common shares outstanding........................             750          64,870         148,875
Adjustments to reflect requirements of the Securities and Exchange
 Commission (Effect of SAB 83)....................................       2,291,632       2,291,632       2,291,632
                                                                    --------------  --------------  --------------
Adjusted weighted average common shares outstanding...............       2,292,382       2,356,502       2,440,507
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
Historical net loss per share.....................................  $        (0.91) $        (1.39) $        (3.05)
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
Adjusted weighted average common shares outstanding...............                                       2,440,507
Effect of assumed conversion of preferred shares from date of
 issuance.........................................................                                       6,186,391
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Adjusted weighted average pro forma common shares outstanding.....                                       8,626,898
                                                                                                    --------------
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Pro forma net loss per share......................................                                  $        (0.86)
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